Joint Filer Information


Title of Security:       Common Stock and Floating Rate Convertible  Senior
                         Subordinated Notes due 2013

Issuer & Ticker Symbol:  Exide Technologies (XIDE)

Designated Filer:        Castlerigg Master Investments Ltd.

Other Joint Filers:      Sandell Asset Management Corp. ("SAMC")
                         Castlerigg International Holdings Limited ("Holdings")
                         Castlerigg International Limited ("CI")
                         Thomas E. Sandell

Addresses:               The address for each of SAMC, Holdings and CI is
                         c/o Citco Fund Services (Curacao) N.V.,
                         Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands,
                         Antilles

                         The address for Thomas E. Sandell is 40 West 57th Street, 26th Floor, New York, New York 10019

Signatures:

Dated:  March 17, 2005   SANDELL ASSET MANAGEMENT CORP.


                         By: /s/ Thomas E. Sandell
                            ------------------------------------
                         Thomas E. Sandell, Chief Executive Officer


                         CASTLERIGG INTERNATIONAL HOLDINGS LIMITED


                         By: Sandell Asset Management Corp.
                                As Investment Manager

                                By: /s/ Thomas E. Sandell
                                    ----------------------------
                                Thomas E. Sandell
                                Title: Chief Executive Officer


                         CASTLERIGG INTERNATIONAL LIMITED


                         By: Sandell Asset Management Corp.
                                As Investment Manager

                                By:/s/ Thomas E. Sandell
                                    ----------------------------
                                Thomas E. Sandell
                                Title: Chief Executive Officer


                                /s/ Thomas E. Sandell
                                --------------------------------
                                Thomas E. Sandell